UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

Banjo & Matilda, Inc.

 (Exact Name of Registrant as Specified in Charter)

Nevada	000-54277	27-1519178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 William Street, Paddington, NSW Australia	2021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-61-2-8069-2665

Eastern World Solutions Inc.

3330 South Federal Highway, Suite 220, Boynton Beach, Florida 33435

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Special Note Regarding Forward Looking Statements

This report contains forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

•	The “Registrant” refers to Banjo & Matilda, Inc., a Nevada corporation (formerly known as Eastern World Solutions, Inc.) which is a reporting company under the Exchange Act.
•	“Banjo & Matilda”, “we”, “our” refers to Banjo & Matilda Pty Ltd, a corporation organized under the laws of Australia and a wholly-owned subsidiary of the Registrant;
•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•	“SEC” refers to the Securities and Exchange Commission; and
•	“Securities Act” refers to the Securities Act of 1933, as amended.

Item 1.01  Entry into a Material Definitive Agreement.

On November 14, 2013, the Registrant entered into a Share Exchange Agreement (the “Exchange Agreement”) with Banjo & Matilda Pty Ltd, a corporation organized under the laws of Australia (“Banjo & Matilda”) and the shareholders of Banjo & Matilda (“B&M Shareholders”). Pursuant to the Exchange Agreement, at the closing of the transaction contemplated thereunder (the “Transaction”), we agreed to acquire 100% of the issued and outstanding capital stock of Banjo & Matilda, making it a wholly-owned subsidiary of the Registrant.  There was no prior relationship between the Company and any of its affiliates and Banjo & Matilda and any of its affiliates.

In consideration for the purchase of 100% of the issued and outstanding capital stock of Banjo & Matilda under the Exchange Agreement, the Registrant issued to the B&M Shareholders an aggregate of 18,505,539 restricted shares of the Registrant’s common stock.

On November 15, 2013, the Registrant entered into an employment agreement with each of Brendan Macpherson, the Chief Executive Officer of the Registrant, and Belinda Storelli Macpherson, the Chief Creative Officer of the Registrant. Each employment agreement has an initial term of three years and will automatically renew for additional term of three years. Either party may elect not to renew the Employment Agreement for an additional three year term by written notice delivered to the other party no later than third August 30th of the final year of the term (which is 77 days prior to the expiration date).

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Brendan Macpherson Employment Agreement

Under his employment agreement Mr. Macpherson is engaged as the Chief Executive Officer of the Registrant with a base salary of $125,000. His base salary will be increased by at least six percent (6%) each January 1 during the term of the employment agreement, commencing on January 1, 2014. Mr. Macpherson will receive a signing bonus of 1,000,000 restricted shares of common stock of the Registrant and will also receive 1,000,000 shares of preferred stock of the Registrant. During the term of his employment agreement, the preferred stock to be issued to Mr. Macpherson will have super voting rights of 100 votes for every share of preferred stock he owns. Upon the expiration or termination of his employment agreement, all of the preferred shares to be issued to Mr. Macpherson will automatically be cancelled and returned to authorized but unissued preferred stock.

Mr. Macpherson will also receive health and life insurance pursuant to his employment agreement.

In the event that Mr. Macpherson and the Registrant determine not to pay Mr. Macpherson’s base salary in cash, his unpaid salary will accrue interest at the rate of 12% per annum (which interest shall be paid in cash). Mr. Macpherson has the option to convert his unpaid salary into shares of the Registrant’s common stock. The conversion price will equal 50% of the Registrant’s average closing bid price for the thirty day period prior to the Registrant’s receipt of a conversion notice from Mr. Macpherson.

Mr. Macpherson may terminate his employment agreement upon thirty days’ written notice (or such shorter period if agreed to by the Registrant). The Registrant may terminate the employment agreement with Mr. Macpherson with or without cause upon 180 days prior notice. Upon any termination of the employment agreement by the Registrant, Mr. Macpherson is entitled to receive as severance fifty percent (50%) of the total salary compensation he would have been entitled to receive for the reminder of the term of the employment agreement.

Upon any termination (with or without cause) or expiration of the employment agreement, the Registrant must provide Mr. Macpherson, at the Registrant’s expense, life, disability and family health insurance for a period of thirty-six months.

In the event of Mr. Macpherson’s death during the term of his employment agreement, the Registrant will pay to Mr. Macpherson’s designee the greater of (x) $225,000 and (y) fifty percent (50%) of the total salary compensation he would have been entitled to receive for the reminder of the term of the employment agreement. In addition, the Registrant must also continue to pay for medical and health insurance for Mr. Macpherson’s family for three years (which payments are in addition to the payments for family health insurance described in the preceding paragraph).

Upon any termination or expiration of the employment agreement, if Mr. Macpherson will receive severance payments of at least $150,000, he will be subject to non-compete and non-solicitation restrictions for a period of six months after such expiration or termination. The non-compete will apply to any area within five (5) miles of any location where the Registrant designs, manufactures or sells premium contemporary knitwear.

Belinda Storelli Macpherson Employment Agreement

Under her employment agreement Ms. Macpherson is engaged as the Chief Creative Officer of the Registrant with a base salary of $100,000. Her base salary will be increased by at least six percent (6%) each January 1 during the term of the employment agreement, commencing on January 1, 2014. Ms. Macpherson will also receive a signing bonus of 400,000 restricted shares of common stock of the Registrant.

Ms. Macpherson will also receive health and life insurance pursuant to her employment agreement.

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In the event that Ms. Macpherson and the Registrant determine not to pay Ms. Macpherson’s base salary in cash, her unpaid salary will accrue interest at the rate of 12% per annum (which interest shall be paid in cash). Ms. Macpherson has the option to convert her unpaid salary into shares of the Registrant’s common stock. The conversion price will equal 50% of the Registrant’s average closing bid price for the thirty day period prior to the Registrant’s receipt of a conversion notice from Ms. Macpherson.

Ms. Macpherson may terminate her employment agreement upon thirty days’ written notice (or such shorter period if agreed to by the Registrant). The Registrant may terminate the employment agreement with Ms. Macpherson with or without cause upon 180 days prior notice. Upon any termination of the employment agreement by the Registrant, Ms. Macpherson is entitled to receive as severance fifty percent (50%) of the total salary compensation she would have been entitled to receive for the reminder of the term of the employment agreement.

Upon any termination (with or without cause) or expiration of the employment agreement, the Registrant must provide Ms. Macpherson, at the Registrant’s expense, life, disability and family health insurance for a period of thirty-six months.

Upon any termination (with or without cause) or expiration of the employment agreement, the Registrant must provide Ms. Macpherson, at the Registrant’s expense, life, disability and family health insurance for a period of thirty-six months.

In the event of Ms. Macpherson’s death during the term of her employment agreement, the Registrant will pay to Ms. Macpherson’s designee the greater of (x) $200,000 and (y) fifty percent (50%) of the total salary compensation she would have been entitled to receive for the reminder of the term of the employment agreement. In addition, the Registrant must also continue to pay for medical and health insurance for Ms. Macpherson’s family for three years (which payments are in addition to the payments for insurance described in the preceding paragraph).

Upon any termination or expiration of the employment agreement, if Ms. Macpherson will receive severance payments of at least $100,000, she will be subject to a non-compete and non-solicitation restrictions for a period of six months after such expiration or termination. The non-compete will apply to any area within five (5) miles of any location where the Registrant designs, manufactures or sells premium contemporary knitwear.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 14, 2013, the Registrant acquired all of the outstanding shares of common stock of Banjo & Matilda in an exchange of restricted shares of the Registrant’s common stock for all of the issued and outstanding shares of Banjo & Matilda under Section 368(a)(1)(B) of the Internal Revenue Code (the “Share Exchange”).  Banjo & Matilda is an Australian corporation, with headquarters at 76 William Street, Paddington, New South Wales, Australia 2021. Banjo & Matilda has a website at www.banjoandmatilda.com

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A description of Banjo & Matilda and other relevant information about Banjo & Matilda required by Item 201(f) follows:

Overview

Banjo & Matilda Pty Ltd. (“Banjo & Matilda”, “we” and “our”) was incorporated in Australia on May 27, 2009 as a Proprietary Company under the Corporations Act 2001. Banjo & Matilda is a designer, retailer and wholesaler of contemporary luxury knitwear that draws its inspiration from Australian heritage and beach lifestyle. Banjo & Matilda was founded by the husband and wife team of Belinda Storelli Macpherson and Brendan Macpherson in 2008 near Bondi Beach Australia, and launched its first line of knitwear in May 2008. Since then the brand has captured a very strong following amongst its customers, and is now working with key retailers and apparel industry partners to expand the brand and offering as a result of this success. Banjo & Matilda sells its products primarily through its own website (www.banjoandmatilda.com) and wholesales to a growing list of key retailers in Australia, New Zealand, Europe, Canada and the United States. Retailers sell Banjo & Matilda’s knitwear both online and in their respective retail stores.

Banjo & Matilda’s core business has been the design and sale of premium contemporary cashmere knitwear for women; however, it expects to expand its product lines to include knitwear for men and children among other products. Banjo & Matilda’s current core market are women, 25-55, typically professionals willing to pay a premium for contemporary apparel.

Banjo & Matilda had revenue of $1,724,181 for the fiscal year ended June 30, 2013, an increase of $773,369 from the year ended June 30, 2012, representing an 81.3% increase. Banjo & Matilda‘s income from operations for the fiscal year ended June 30, 2013 was $166,058, compared to a loss from operations of $210,014 for the fiscal year ended June 30, 2012, which is an increase of $376,072 or 179.1%. Banjo & Matilda’s net income increased from a net loss of $266,302 for the fiscal year ended June 30, 2012 to net income of $21,752 for the year ended June 30, 2013, representing an increase of $288,054, or 108.2%.

Our Market

We estimate based on industry feedback and sales data, that knitwear is equivalent to approximately 30% of apparel sales in North America and Europe. Banjo & Matilda’s target customer group is professional women in 25 – 55 age bracket, who have a level of disposable income and typically are in double income householders. Most of Banjo & Matilda’s sales have been in the 33 – 42 age group (36% of sales) and 43 – 52 age group (28% of sales). Women in the 23 – 32 age group make up approximately 25% of sales. Banjo & Matilda’s target customers exhibit a preference for quality apparel that is elegant, comfortable and fun, and they are willing to pay premium for such items. These customers also tend to be loyal to a brand which is “in-sync” with their lifestyle. Because most of Banjo & Matilda’s sales are online, Banjo & Matilda customers are tech-savvy and can be reached throughout the world, primarily in Australia, the United States and Europe.

Our Products

Banjo & Matilda offers a comprehensive line of luxury contemporary cashmere knitwear for women. We also have a line of accessories, such as cashmere scarves, slippers, eye-masks and travel blankets. Each year Banjo & Matilda collaborates with a high profile artist or celebrity to create an exclusive limited edition cashmere sweater. In 2013, we collaborated with the singer Bryan Adams and prior collaborations included Australian businesswoman, television host, model and actress Elle Macpherson, controversial British artist Tracey Emin and Australian singer/songwriter, model and actress Natalie Imbrugila. In the first quarter ending December 31, 2013, we will be launching a capsule collection of four sweaters designed specifically to be sold exclusively through Gwyneth Paltrow’s successful lifestyle blog GOOP.

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Product Design

Our product design efforts are led by Belinda Storelli Macpherson. The design team identifies trends based on market intelligence and research and proactively seeks inspiration from Australian heritage and the beach lifestyle. We seek to combine exclusive cashmere yarn inspired by “luxe” lifestyle and statement designs. Our designs reflect Ms. Macpherson’s unique aesthetic perspective and her desire to develop an accessible and understated luxury lifestyle brand.

Product Manufacturing

Banjo & Matilda do not own or operate any manufacturing facilities. We use third party contract manufacturers in, mostly in China. All yarns and fabrics are sourced from the most reputable suppliers. The materials used are mostly the highest grade that can be sourced locally in China. On occasion we use different suppliers within and outside of China. Banjo & Matilda works with a number of manufacturers, but most of our manufacturing is done by four primary Chinese manufacturers which produced approximately 98.7% of our products during the year ended June 30, 2013. During fiscal 2013, no single manufacturer produced more than approximately 35.7% of our product offering. Our manufacturers provide us with the speed to market necessary to respond quickly to changing trends and increased demand. We have developed a solid relationship with our manufacturers and take great care to ensure that they share Banjo & Matilda’s commitment to quality and ethics. We do not, however, have any long-term agreements requiring us to use any manufacturer, and no manufacturer is required to produce our products in the long-term. We believe that the services of additional, or other, manufacturers and/or suppliers of our fabrics could be obtained with little or no additional expense to us and/or delay in the timeliness of our production process.

Product Distribution

We distribute finished products from two warehouses, one located in Alexandria, New South Wales, Australia, and the other in Hong Kong. At both of these warehouse locations, we use pay for storage of our product and fulfillment services in which our products are packaged and shipped to customers. Our fulfillment service provider in Hong Kong consolidates all of our products manufactured in China, packages the products by region and customer and then ships our products. Products that are sent to our warehouse space in Australia are shipped to our Australian wholesale customers and to our online customers. We believe our distribution infrastructure will be sufficient to accommodate our expected online and wholesale sales growth and expanded product offerings over the next several years.

Product Marketing

Banjo & Matilda markets its products in the following key ways:

Online

Banjo & Matilda markets its products online primarily through its web site(s) www.banjoandmatilda.com, social media & video channels, EDM (email direct mailing) campaigns, paid search engine marketing (SEM), online advertising (some strategic placement of online paid media), affiliate e-commerce and publisher web sites, and online PR (editorial placement in key online related web sites, and engagement with key fashion & lifestyle bloggers). Core online marketing activities include:

•	Driving awareness & traffic to the web site. By extending the brand through our online PR, affiliate and advertising activities, we in turn drive traffic to our web site - which can then be converted to “community” subscribers and sales.

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•	Expand our Community. We aim to provide compelling reasons for people who become aware of Banjo & Matilda and visit our various web channels to become a member of our community including: content (our Bondi Blog, Facebook, Instagram and EDM’s), special offers to join, and promotions such as the company’s annual Sweater Exchange where the company works with a key media partner driving people to register with us to donate their pre-loved sweaters to charity, and in turn receive a discount voucher for a Banjo & Matilda sweater. In Australia we are up to the fourth year of this program. In 2013 the initiative donated over 6,000 sweaters to homeless woman in Sydney and Melbourne and generated over 2,000 new subscribers to Banjo & Matilda.

•	Convert traffic and subscribers to sales. The company has a dedicated e-commerce team which analyzes and optimizes its web site to improve conversion from traffic to sale, average order value, and, driving lifetime value of the customer/repeat purchasing.

Traditional Media

The company engages publicists to drive editorial placement in fashion and related publications including (but not limited to), fashion and lifestyle magazines, news papers and television. It has generated a significant amount of press in Australia (in excess of $6MM in editorial value over the past five years), and expects to do the same overtime in the United States and other key markets. It has just engaged a US based publicist and has begun to place editorial long lead press already.

In store

Through our own store(s) all customers are encouraged to joining our mailing list by having their receipt sent to them, and our online store is promoted to them. Customers who purchase our products in our retail partner stores are encouraged through our swing tags to come to us directly.

Growth Strategy

In the next 12 months we expect to raise approximately $1.5 million in additional financing in order that Banjo & Matilda will be able to grow its online customer base and sales, wholesale customer base, and expand its product offering.

Wholesale

The Company has a small, but growing list of major department stores and premium independent retailers who are adopting the brand strongly. The brand and products have established a foothold in the market; and, over the next two years, we expect to be stocked in a substantial number of key retailers around the world. New key wholesale customers have been secured each season since we began operations in 2009. In addition the company is in the process of appointing sales agents in key markets around the world. We are focused on growing our wholesale customer base mainly to drive awareness, brand positioning, as well as sales. This is a key strategy in “looping” customers who have purchased through our retail network, back to our own higher margin retail store(s) channel.

Online

Banjo & Matilda was an early adopter of the online channel. The Company now has 60 months of online sales data to aid in planning and focus investment with a proven correlation between database subscription, online visitation and sales. In addition to a comprehensive brand reach, subscriber acquisition and conversion, program, the core strategy is to bring customers into our “world”, and keep them as lifetime customers. We have a very loyal base of customers that have been acquired over time and frequently purchase every season (4-5 seasons per annum), and often multiple times each season.

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Competition

Competition in the luxury knitwear industry is principally on the basis of brand image and recognition as well as product quality, style, price and distribution. Banjo & Matilda successfully competes on the basis of a premium brand image, unique designs, attainable price points and broad and cost-effective marketing methods. In addition, we believe our online retail approach and wholesale distribution strategy differentiates us from our competitors and allows us to more effectively control our brand image.

In line with a current trend growth in premium contemporary knitwear, the market is competitive. It includes increasing competition from established companies who are expanding their production and marketing of knitwear products, as well as from frequent new entrants to the market. We are in direct competition with wholesalers and direct sellers of men and women knitwear and related accessories, such as Zadig & Voltaire, Missoni, Equipment and Vince among others. Some of these companies have substantially greater sales than Banjo & Matilda and have a larger global retail and wholesale presence. However, we believe the following strengths differentiate us from our competitors and are important to our success:

•	Uniquely Designed Knitwear. Our products are fresh, fun and versatile. They offer discreet luxury and a relaxed lifestyle attitude. All designs have strong attention to detail, use high-grade yarns and materials, are well designed and fitting, finished well and are reasonably priced.
•	Unique Australian Brand Heritage & Lifestyle Brand. The brand reflects the aspirational freedom and freshness of the Australian cosmopolitan beach lifestyle. The brand aims to be unpretentious yet still luxurious.
•	Multi-faceted Marketing Approach. We differentiate Banjo & Matilda’s products through a range of traditional and non-traditional marketing methods to build brand awareness and customer loyalty. We use a multi-faceted marketing strategy that includes social media, Email direct marketing, growing a subscriber database to develop customer loyalty, online video marketing, brand collaboration, fashion blogger outreach and traditional public relations campaigns. We believe this multi-faceted approach allows us to successfully increase brand awareness and broaden our appeal while reinforcing our premium brand image.
•	Experienced Management Team with Proven Ability to Execute. Our co-founder and Executive Director, Brendan Macpherson, is a successful serial entrepreneur. He has started and developed five companies of which three have been sold and one went public. Mr. Macpherson has significant management experience and he has demonstrated the ability to successfully execute a business plan. Most recently, Mr. Macpherson was the Chief Marketing Officer of Pie Face, which operates bakery and café stores in Australia as well as franchises its business.

Intellectual Property

In August 2013, we registered our brand name and logo, Banjo & Matilda, with the IP Australia (which is the Australian Government agency that administers intellectual property such as trademarks). We believe we own the material trademarks used in connection with the marketing, distribution and sale of all of our products in Australia, the United States, and Europe (and in the other countries in which our products are currently or intended to be either sold or manufactured). We also own the (i) website URL’s including and associated to banjoandmatilda.com (as well as banjoandmatilda.au, banjoandmatilda.uk, etc.), (ii) account “@BanjoMatilda” on Twitter, (iii) account “#Banjoandmatilda” on Instagram and (iv) Facebook page “Banjo & Matilda”. We also maintain an account on Pininterest.com. As our products sales grow in other countries, we expect to secure the registration of our trademark in foreign jurisdictions, such as the United States, the U.K. and the European Union.

Employees

As of November 14, 2013, we had nine (9) employees, all of which are employed in Australia. None of our employees is currently covered by a collective bargaining agreement. We have had no labor-related work stoppages and we believe our relations with our employees are excellent.

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RISK FACTORS

Risks Related to Our Business

Any material disruption of our information systems could disrupt our business and reduce our sales. We are dependent on information systems to operate our e-commerce websites, process transactions, respond to guest inquiries, manage inventory, purchase, sell and ship goods on a timely basis and maintain cost-efficient operations. Any material disruption or slowdown of our systems, including a disruption or slowdown caused by our failure to successfully upgrade our systems, system failures, viruses, computer “hackers” or other causes, could cause information, including data related to customer orders, to be lost or delayed which could result in delays in the delivery of products to our retail and wholesale customers or lost sales, which could reduce demand for our products and cause our sales to decline. If changes in technology cause our information systems to become obsolete, or if our information systems are inadequate to handle our growth, we could lose retail or wholesale customers.

The fluctuating cost of raw materials, particularly cashmere, could increase our cost of goods sold and cause our results of operations and financial condition to suffer. The fabric used to make our products is primarily cashmere, although we also use natural fibers, including cotton. Our costs for raw materials are affected by, among other things, weather, consumer demand, speculation on the commodities market, the relative valuations and fluctuations of the currencies of producer versus consumer countries and other factors that are generally unpredictable and beyond our control. Increases in the cost of raw materials, including petroleum or the prices we pay for our yarn, could have a material adverse effect on our cost of goods sold, results of operations, financial condition and cash flows.

The apparel industry is heavily influenced by general macroeconomic cycles that affect consumer spending, and a prolonged period of depressed consumer spending could have a material adverse effect on our business, financial condition and operating results. The apparel industry has historically been subject to cyclical variations, recessions in the general economy and uncertainties regarding future economic prospects that can affect consumer spending habits. Purchases of luxury items, such as our products, tend to decline during recessionary periods, when disposable income is lower. The success of our operations depends on a number of factors impacting discretionary consumer spending, including general economic conditions, consumer confidence, wages and unemployment, housing prices, consumer debt, interest rates, fuel and energy costs, taxation and political conditions. A continuation or worsening of the current weakness in the global economy or the economy in our key markets (Australia, the United States and Europe) may negatively affect consumer and wholesale purchases of our products and could have a material adverse effect on our business, financial condition and operating results.

Privacy breaches and other cyber security risks related to our e-commerce business could negatively affect our reputation, credibility and business. We are responsible for storing data relating to our customers and employees and rely on third parties for the operation of parts of our e-commerce website, banjoandmatilda.com, and for the various social media tools and websites we use as part of our marketing strategy. Our online store on our website is operated by a third-party provider. Consumers, lawmakers and consumer advocates alike are increasingly concerned over the security of personal information transmitted over the Internet, consumer identity theft and privacy. We require that our third-party service provider implements reasonable security measures to protect our customers’ identity and privacy. We do not, however, control these third-party service providers and cannot guarantee that no electronic or physical computer break-ins and security breaches will occur in the future. Likewise, our systems and technology are subject to the risk of system failures, viruses, “hackers” and other causes that are out of our control. Any perceived or actual unauthorized disclosure of personally identifiable information regarding our customers or website visitors could harm our reputation and credibility, reduce our online sales, impair our ability to attract website visitors and reduce our ability to attract and retain customers, and potentially expose us to significant related liability. Finally, we could incur significant costs in complying with the multitude of local, national and foreign laws regarding the use and unauthorized disclosure of personal information (to the extent they are applicable). We also may incur significant costs in our implementation of additional security measures to comply with applicable laws and industry standards and to further protect customer data.

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The departure of our co-founders could have a material adverse effect on our business. We depend on the services and management experience of our co-founders, Belinda Storelli Macpherson and Brendan Macpherson, who have substantial experience and expertise in our business. In particular, Ms. Macpherson has provided design leadership to Banjo & Matilda since its inception. She is instrumental to our marketing and publicity strategy and is closely identified with both our brand and company. Our ability to maintain our brand image and leverage the goodwill associated with Ms. Macpherson may be damaged if we were to lose her services. Banjo & Matilda currently does not have an employment agreement with Ms. Macpherson, who has the right to terminate her employment with us at any time. In addition, the leadership of Brendan Macpherson, our Chief Executive Officer, has been a critical element of Banjo & Matilda’s success. The loss of services of Mr. Macpherson and/or Ms. Macpherson or any negative public perception with respect to, or relating to, the loss of one or more of these individuals could have a material adverse effect on our business, financial condition and operating results.

We are dependent on two distribution facilities. If one or more of our distribution facilities experiences operational difficulties or becomes inoperable, it could have a material adverse effect on our business, financial condition and operating results. We use distribution facilities in Hong Kong and in Alexandria, Australia. Our ability to meet the needs of our wholesale customers and our online retail customers depends on the proper operation of these distribution facilities. If either of these distribution facilities were to shut down or otherwise become inoperable or inaccessible for any reason, we could suffer a substantial loss of inventory and/or disruptions of deliveries to our wholesale customers and retail customers. In addition, we could incur significantly higher costs and longer lead times associated with the distribution of our products during the time it takes to reopen or replace the damaged facility. Any of the foregoing factors could have a material adverse effect on our business, financial condition and operating results.

If our manufacturing contractors fail to use acceptable, ethical business practices, our business and reputation could suffer. We require our manufacturing contractors to operate in compliance with applicable laws, rules and regulations regarding working conditions, employment practices and environmental compliance. Additionally, we impose upon our business partners operating guidelines that require additional obligations in those three areas in order to promote ethical business practices, and our staff and third parties we retain for such purposes periodically visit and monitor the operations of our manufacturing contractors to determine compliance. However, we do not control our manufacturing contractors or their labor and other business practices. If one of our manufacturing contractors violates applicable labor or other laws, rules or regulations or implements labor or other business practices that are generally regarded as unethical in our markets, such as Australia, Europe or the United States, the shipment of finished products to us could be interrupted, orders could be cancelled, relationships could be terminated and our reputation could be damaged. Any of these events could have a material adverse effect on our business, financial condition and operating results.

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Due to the highly competitive nature of the apparel industry, our success depends on our ability to meet consumer demands, respond to fashion trends, and provide superior quality. There is intense competition in the sector of the apparel industry in which Banjo & Matilda participates. Banjo & Matilda will compete with many other apparel companies, some of which are larger and have greater financial resources, more comprehensive product lines; longer-standing relationships with suppliers, manufacturers, and retailers; greater distribution and marketing capabilities; and, stronger brand recognition and loyalty than Banjo & Matilda. Our competitors’ greater capabilities in these areas may enable them to better differentiate their products from Banjo & Matilda, withstand periodic downturns in the apparel industry, compete more effectively on the basis of price and production and more quickly develop new products. Management of Banjo & Matilda believes in order to be successful in this industry we must be able to evaluate and respond to changing consumer demand and taste and to remain competitive in the areas of style and quality while operating within the significant domestic and foreign production and delivery constraints of the industry.

Risks Related to Our Common Stock and Our Status as a Public Company

We may need to raise additional capital by sales of our common stock, which may adversely affect the market price of our common stock and your rights in us may be reduced. We will need to raise additional funds to expand our online sales, increase wholesale sales, expand our product lines and add retail stores. In order to satisfy our funding requirements we may consider issuing additional debt or equity securities.   If we issue equity or convertible debt securities to raise such additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization, requiring us to pay additional interest expenses and potentially lower our credit ratings. We may not be able to market such issuances on favorable terms, or at all, in which case, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities or respond to competitive pressures.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus. Secondary trading in our common stock will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Registrant’s board of directors designated a series of preferred stock without shareholder approval that has voting rights that adversely affect the voting power of holders of the Registrant’s common stock and may have an adverse effect on its stock price. The Registrant’s Certificate of Incorporation provide for the authorization of 100,000,000 shares of “blank check” preferred stock. Pursuant to our Articles of Incorporation, the Registrant’s Board of Directors is authorized to issue such “blank check” preferred stock with rights that are superior to the rights of stockholders of the Registrant’s common stock, including a conversion price then approved by our Board of Directors, which conversion price may be substantially lower than the market price of shares of the Registrant’s common stock, without stockholder approval. In connection with the Registrant’s employment agreement with its Chief Executive Officer, Brendan Macpherson, the Board of Directors authorized 1,000,000 shares of preferred stock with each share having 100 votes until Mr. Macpherson’s employment agreement expires or terminates. The Registrant agreed to issue the 1,000,000 shares of preferred stock to Mr. Macpherson pursuant to his employment agreement and, upon the filing of a certificate of designation for such preferred shares and the subsequent issuance of such shares, Mr. Macpherson will have voting control of the Registrant, which has a negative effect on the voting power of the holders of the Registrant’s common stock and may cause its stock price to decline.

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We will incur significant costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance requirements, including establishing and maintaining internal controls over financial reporting, and we may be exposed to potential risks if we are unable to comply with these requirements. As a public company we will incur significant legal, accounting and other expenses under the Sarbanes-Oxley Act of 2002, together with rules implemented by the Securities and Exchange Commission and applicable market regulators. These rules impose various requirements on public companies, including requiring certain corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluations and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Compliance with Section 404 may require that we incur substantial accounting expenses and expend significant management efforts. We have not yet evaluated the internal control systems of Banjo & Matilda in order to allow our management to report on our internal controls on a consolidated basis as required by these requirements of Section 404 of the Sarbanes-Oxley Act. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner, the market price of our stock could decline if investors and others lose confidence in the reliability of our financial statements and we could be subject to sanctions or investigations by the SEC or other applicable regulatory authorities.

Our management is not familiar with the United States securities laws. Our management is generally unfamiliar with the requirements of the United States securities laws, which could adversely impact our ability to comply with legal, regulatory, and reporting requirements of those laws. Our management may not be able to implement programs and policies in an effective and timely manner to adequately respond to such legal, regulatory and reporting requirements, including the establishment and maintenance of internal control over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which are necessary to maintain public company status, and could result in investigations by the Securities and Exchange Commission, and other regulatory authorities that could be costly, divert management’s attention and disrupt our business, If we were to fail to fulfill those obligations, our ability to operate as a public company would be in jeopardy, in which event you could lose your entire investment in our company.

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There is a limited public trading market for our common stock, which may have an unfavorable impact on our stock price and liquidity. There has been a limited trading market for our common stock in the past and there can be no assurance that a trading market in our shares of common stock will further develop and be sustained. There were no reported trades in our common stock during 2012, one trade of 45,000 shares reported in 2011 and six trades of an aggregate of 23,000 shares in 2013. The trading market for securities of companies quoted on the OTC Bulletin Board or other quotation systems is substantially less liquid than the average trading market for companies listed on a national securities exchange. The quotation of our shares on the OTC Bulletin Board or other quotation system may result in a less liquid market available for existing and potential shareholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

The market price of our common stock can become volatile, leading to the possibility of its value being depressed at a time when you may want to sell your holdings. The market price of our common stock can become volatile. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include:

•	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;
•	changes in financial estimates by us or by any securities analysts who might cover our stock;
•	speculation about our business in the press or the investment community;
•	significant developments relating to our relationships with our wholesale customers or suppliers;
•	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;
•	customer demand for our products or luxury goods in general;
•	investor perceptions of our industry in general and Banjo & Matilda in particular;
•	the operating and stock performance of comparable companies;
•	general economic conditions and trends;
•	changes in accounting standards, policies, guidance, interpretation or principles;
•	loss of external funding sources;
•	sales of our common stock, including sales by our directors, officers or significant stockholders; and
•	additions or departures of key personnel.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. Should this type of litigation be instituted against us, it could result in substantial costs to us and divert our management’s attention and resources. Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you want to sell your interest in us.

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We do not intend to pay dividends for the foreseeable future. We have never declared or paid any cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future.  We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

Our common stock is expected to be considered “a penny stock” and, as a result, it may be difficult to trade a significant number of shares of our common stock. The Securities and Exchange Commission (“SEC”) has adopted regulations that generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions.  Since our common stock has been eligible for quotation on the OTC markets (such as the bulletin board), the market price of our common stock has been less than $5.00 per share. We expect the market price for our common stock will remain less than $5.00 per share for the foreseeable future and, therefore, may be a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors hereunder to sell their shares. In addition, because our stock is quoted on the OTC markets, investors may find it difficult to obtain accurate quotations of the stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

PROPERTIES

Banjo & Matilda leases a 1,076 square foot showroom located at 76 William Street, Paddington, New South Wales, Australia, where it also maintains its principal executive offices. Banjo & Matilda’s lease for this space expires on October 14, 2014, with an option to renew the lease for an additional three year period. The monthly fixed rent for this space is approximately $4,433 per month. Management believes that the facilities are adequate for the Company’s current needs and for the foreseeable future. We occupy space at a warehouse in Alexandria, New South Wales, Australia where we store merchandise and ship our products through fulfillment services provided at such warehouse. We pay approximately $1,200 per month for such warehousing and fulfillment services. In addition, Banjo & Matilda uses a fulfillment service in Hong Kong that consolidates all of products manufactured in China. The cost of storage of our products by this fulfillment service company is included in our monthly fee.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Company background

Founded in 2008 by Sydney designer Belinda Storelli Macpherson, Banjo & Matilda designs, manufactures, sells and distributes premium contemporary knitwear.

Because of the brand’s fresh designs, premium quality and irreverent Australian brand heritage, it has gained a loyal following by customers, the media, celebrities and retail partners alike.

Since 2008 the Company’s products have been sold through its e-commerce retail store into 16 countries and growing, and a physical retail store location in Sydney, Australia. In addition, products are distributed through wholesale to key retail accounts in Australia, North America, Canada, United Kingdom, the Middle East and Europe.

The brand has experienced strong and consistent year-on-year revenue growth.

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Growth opportunity

The brand currently exclusively targets the premium contemporary knitwear category. Knitwear has grown to approximately 30% of all apparel sales in the Northern Hemisphere, and there are very few knitwear only brands. By focusing on this market exclusively, at least initially, there is large global sales opportunity.

Wholesale sales

The company is expanding its international wholesale program in the Northern Hemisphere, particularly the North American market. In addition to the current small but growing high profile roster of key retailers, leading wholesale sales agents have been appointed which will assist the Company grow its wholesale customer base more aggressively.

The company sees expansion of its wholesale account base of premium retail partners as an effective way to build its brand and ultimately build sales through its higher margin / value online e-commerce retail channel.

Online/ e-commerce retail

In line with the increased brand exposure gained by wholesale account expansion, it is expected the Company’s online retail sales will continue to increase accordingly. Further, additional resources are being allocated to online marketing and e-commerce development to drive meaningful growth through this channel.

Product diversification

At present the Company is exclusively focused on woman’s premium contemporary knitwear. Over time the company plans to develop a more rounded product offering including ready to wear knitted/cashmere and supplementary styles, men’s, and eventually children’s, accessories and gifts. This will expand the brands product line that will:

•	Increase the floor space the Company’s retail partners will commit to the brand, which in turn will increase the “buy” from each retail partner.

•	Increase the brand’s appeal to a wider audience, acquiring additional customers to the brand both through the Company’s wholesale and retail channels.

•	Increase the opportunity for existing customers to spend more with the Company.

Retail stores

Once the Company has firmly established the brand and rounded its product offering, we expect to initiate a retail store roll out program.

Other initiatives

Brand development

In addition to recently appointing a North American leading PR agency, the Company will deploy Publicity & Marketing programs developed in Australia into the much larger Northern Hemisphere markets.

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Margin expansion

The Company will continue to focus on increasing margins by driving manufacturing savings, developing products with higher margins, and increasing sales volume through the higher margin retail online sales channel.

Financial results

Below are the historical financial results of the fiscal year ended June 30, 2013 as compared to 2012:

			Increase
	June 30, 2013	June 30, 2012	(Decrease)
Revenue	$1,724,181	$950,812	$773,369
Cost of sales	977,086	677,002	300,084
Gross profit	747,095	273,810	473,285

Payroll and employee related expenses	240,450	131,896	108,554
Administration expense	195,422	165,286	30,136
Marketing expense	88,826	144,303	(55,477)
Occupancy expense	47,518	36,321	11,197
Depreciation and amortization expense	8,821	6,018	2,803
Total expense	581,037	483,824	97,213
Income (loss) from operations	166,058	(210,014)	376,072

Other (Income) expense
Interest income	(1)	(1)	–
Other income	(52,585)	(59)	52,526
Finance costs	196,892	56,348	140,544
Total other expense	144,306	56,288	88,018

Income (loss) before income tax	$21,752	$(266,302)	$288,054

•	Revenue for the year ended June 30 2013 increased to $1,724,181 from $950,812 in 2012, an 81% improvement. This increase was due to retail sales improving by 25% ($112,000), and wholesale sales improving by 311% ($825,000). The increase in wholesale sales came from several additional new key customer wholesale accounts.

•	Cost of sales improved to 57% in 2013, from 71% in 2012. The improvement in cost of sales was primarily due to higher online sales demand which resulted in fewer mark downs generating higher product sell through; and to a lessor extent, higher wholesale margins driven by an improvement in pricing and merchandising.

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•	Gross Margins improved 33% to 43% in 2013, from 29% in 2012. Gross profit increased by 173% to $747,095 for 2013, from a gross profit of $273,810 in 2012. This increase was a result of an increase in gross sales and an improvement in cost of sales as described above.

•	Selling, general and administrative expenses improved 33%, to 34% of sales ($581,037) in 2013, from 51% of sales ($483,824) in 2012. Almost all categories of general and administrative expenses increased as a result of supporting the 81% increase in sales for the year ended June 30, 2013. Additional staff was hired and additional costs were incurred to support the increase in revenue. Marketing expense for the period decreased as the Company became eligible for an Australian Export grant from the government based on expenses directly related to marketing abroad. This grant reimbursed us on actual expenses incurred.

•	Finance costs as a percent of sales increased to 11% of sales ($196,892) in 2013, from 5.9% ($56,348) in 2012. This increase was due to utilizing accounts receivable finance facilities to accommodate higher sales. In addition the Company issued a convertible note at an interest rate of 30% per annum. Subsequent to June 30, 2013 the convertible note holder converted the debt to equity. The Company has also begun to secure less expensive financing facilities which will significantly decrease funding costs as a percent of sales in the coming periods.

•	Net income improved by $288,054 to $21,752 in 2013, from a loss of $266,302 in 2012. This increase was primarily a result of an increase in sales, decrease in cost of sales as a percentage of sales, and ability to control the increase in overhead expenses during the period.

Liquidity and Capital Resources

As of June 30, 2013, the Company had cash on hand of $11,104, which represented an increase of $7,043 from $4,061 at June 30, 2012, other current assets of $419,223 and current liabilities of $502,833.  Working capital was ($72,506) and the ratio of current assets to current liabilities was 1.0 to 0.86 as of June 30, 2013.

The following is a summary of cash provided by or used in each of the indicated type of activities during the years ended June 30, 2013 and 2012, respectively:

	For the year ended June 30, 2013	For the year ended June 30, 2012
Cash provided by (used in):
Operating activities	(452,362)	(308,324)
Investing activities	(39,463)	(19,213)
Financing activities	500,206	278,088
Effect of change of exchange rates	(1,338)	485

Cash, beginning of period	4,061	53,025
Cash, end of period	11,104	4,061

Net cash used in operating activities was $452,362 for the year ended June 30, 2013, as compared to net cash used in operating activities of $308,324 for the year ended June 30, 2012.  The increase in cash used in operations was mainly due to (i) an increase in inventory held from $186,851 in 2012 to $329,598 at June 30 2013, an increase of $142,747. (ii) an increase in other receivable of $96,667, (iii) and a reduction of $88,403 in deposits payable.

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Net cash used in investing activities was $39,463 for the year ended June 30, 2013.  The investing activity was mainly due to the expenditures related to the development of the Company website.

Net cash provided by financing activities was $500,206 during the year ended June 30, 2013. The increase was due to loans from a related party of $170,725 and convertible debt issued of $246,749 (which has been converted to equity as of June 30, 2013).

Off-Balance Sheet Arrangement

There are no other off-balance sheet arrangements between the Company and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to shareholders.

The Company has not entered into any financial guarantees or commitments to guarantee the payment obligations of any third parties. The Company has not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in the consolidated financial statements. Furthermore, the Company does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

As a condition to the consummation of the Share Exchange Agreement between the Registrant and Banjo & Matilda, Jared Robinson and Neil Kleinman each resigned as an officer and director of the Registrant. Concurrent with the consummation of the Share Exchange Agreement, the Board appointed Brendan Macpherson and Belinda Storelli Macpherson, the co-founders of Banjo & Matilda, to serve on the Board of Directors of the Registrant effective immediately after the closing. In addition to serving on the Board of Directors, Brendan Macpherson has been elected as Chief Executive Officer and Secretary of the Registrant and Belinda Storelli Macpherson has been elected Chief Creative Officer of the Registrant. Additionally, the Board elected Robert Dardano as the Interim Chief Financial Officer of the Registrant.

The following sets forth information about our directors and executive officers:

Name	Age	Position
Brendan Macpherson	43	Chief Executive Officer, Secretary and Director

Belinda Storelli Macpherson	39	Chief Creative Officer and Director

Robert Dardano	42	Interim Chief Financial Officer

Brendan Patrick Gow Macpherson is a co-founder of Banjo & Matilda. Mr. Macpherson has served as Chief Executive Officer of Banjo & Matilda since January 2013 and he was the Executive Director from May 2009 to October 2009. From April 2009 until June 2013, he was the Chief Marketing Officer for Pie Face Pty Ltd. which operates bakery and café stores in Australia. It offers pies and coffees. From June 2002 until January 2009, he was Chief Executive Officer of Brightstars Education, the largest educator of performing arts in Australia.

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Belinda Storelli Macpherson is a co-founder of Banjo & Matilda.  Ms. Macpherson has been the managing director of Banjo & Matilda since May 2009 and she began Banjo & Matilda in May 2008. Prior to founding Banjo & Matilda, Ms. Macpherson worked in public relations and marketing in the film industry, including management roles with international movie studios such as Universal Pictures, Dreamworks SKG, and later Warner Bros followed. Ms. Macpherson opened her own boutique PR company called 'Global Artist'.

Robert Dardano joined Banjo & Matilda in June 2012 as an external Chief Financial Officer. Since July 2008 he has served as the Financial Controller of Pie Face Holdings Pty Ltd, which operates bakery and café stores in Australia. At Pie Face Holdings, Mr. Dardano oversaw accounting functions, financial reporting and he provides strategic financial assistance to the directors as needed. From 1997 to June 2008, Mr. Dardano served in various financial controller and accounting positions for various companies such as Scott Corporation and Essilor Pty. Mr. Dardano received a Bachelor of Commerce from the University of Sydney in 1997.

There are no family relationships of any kind among our directors or executive officers, except that Mr. Macpherson, the Chief Executive Officer and Secretary of the Registrant, is the husband of Ms. Macpherson, the Chief Creative Officer of the Registrant.

Involvement in Certain Legal Proceedings

To the knowledge of the Registrant, none of the directors, executive officers, or persons nominated or chosen by us to become directors has been personally involved in any legal proceedings as defined in Section 401 of Regulation S-K in the past ten years.

EXECUTIVE COMPENSATION

The Registrant did not pay and cash or other compensation to its executive officers for the years ended June 30, 2013 and June 30, 2012.

The following summary compensation table set forth information concerning the annual and long-term compensation for services in all capacities to Banjo & Matilda for the fiscal years ended June 30, 2013 and June 30, 2012 of those persons who were, at June 30, 2013, (i) the chief executive officer, (ii) the chief financial officer, (iii) managing director and (ii) the other most highly compensated executive officers of Banjo & Matilda, whose total compensation was in excess of $100,000 (the “named executive officers”):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
Brendan Macpherson Chief Executive Officer	2013 2012	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0
Belinda Storelli Macpherson, Managing Director	2013 2012	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0
Robert Dardano Interim Chief Financial Officer	2013 2012	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0

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Compensation of Directors

The Registrant did not pay and cash or other compensation to its directors for the years ended June 30, 2013 and June 30, 2012.

Outstanding Equity Awards at Fiscal Year End

For the year ended June 30, 2013, no director or executive officer has received compensation from the Registrant pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On February 26, 2013, Harboursafe Holdings, an Australian corporation controlled by Brendan Macpherson, our Chief Executive Officer, entered into an Intellectual Property Sale Agreement with Banjo & Matilda pursuant to which Harboursafe Holdings sold to Banjo & Matilda numerous clothing designs for a purchase price of approximately $663,000.

On July 1, 2013, Banjo & Matilda entered into a Loan Facility Agreement pursuant to which Harboursafe Holdings made a loan of approximately $963,000 to Banjo & Matilda. The loan bears interest at 3% per annum and interest accrues daily. The loan is due on June 30, 2014. The loan is convertible into shares of Banjo & Matilda at any time prior to the due date. Interest on the loan is paid on the earlier of the (x) conversion of the loan into shares of Banjo & Matilda and (y) the due date of the loan. Harboursafe may require prepayment of $100,000 of the loan upon 60 days prior notice to Banjo & Matilda. To secure the loan, Banjo & Matilda granted Harboursafe Holdings a security interest in the intellectual property acquired by Banjo & Matilda under the Intellectual Property Sale Agreement (as discussed above).

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On November 3, 2013, Raymond Key, who owns 19% of the Registrant’s common stock, made an unsecured loan of AU$100,000 to Banjo & Matilda which bears interest at the rate of 15% per annum (or 0.041% per day). The loan is due on or before December 4, 2013 and is guaranteed by Brendan Macpherson, the Chief Executive Officer of Banjo & Matilda.

Insider Transactions Policies and Procedures

The Registrant has an insider transaction policy which is filed as Exhibit 14.3 to the Current Report on Form 8-K filed on April 2, 2012.

Code of Ethics

The Registrant has adopted a corporate code of ethics. The Registrant believes its code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of the code of ethics is filed as Exhibit 14.1 to our Form 10-K filed with the Securities and Exchange Commission on February 15, 2011.

Director Independence

We are not currently a “listed company” under SEC rules and are therefore not required to have a Board comprised of a majority of independent directors or separate committees comprised of independent directors.   We currently do not have any independent directors as the term “independent” is defined by the rules of the Nasdaq Stock Market.

Board Committees

Audit Committee and Charter

We do not have a separately-designated audit committee of the board.  Audit committee functions are performed by our board of directors. None of our directors are deemed independent. All directors also hold positions as our officers. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee. A copy of the audit committee charter was filed as Exhibit 99.2 to the Registrant’s annual report on Form 10-K filed on February 15, 2011.

We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.  A copy of the disclosure committee charter was filed as Exhibit 99.3 to the Registrant’s annual report on Form 10-K filed on February 15, 2011.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our common stock as of November 13, 2013, after giving effect to the closing under the Exchange Agreement by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group.  Except as indicated in the footnotes to the table below, the address of each of the beneficial owners named in the table below is in care of Banjo & Matilda, 75 William Street, Paddington, New South Wales, Australia 2021. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. The information in this table is as of November 13, 2013 and is based on 26,436,484 shares of common stock outstanding as of such date.

Name and Address	Shares Owned	Percent of Class
Brendan Macpherson	12,332,561(1)	46.6%

Belinda Storelli Macpherson	12,332,561(2)	46.6%

Robert Dardano	--	--

Raymond Key 396 Ladies Mile Lane Lake Hayes, Queenstown New Zealand 9304	5,014,852	19.0%

Rezeruace Investments Ltd. Loyalist Plaza Don Mackey Blvd. Marsh Harbor Abaco, Bahamas	2,000,000(3)	7.6%

All Directors & Officers as a Group (3 persons)	12,332,561	46.6%

(1) Shares are held by Jibon Trust of which Brendan Macpherson is the trustee.

(2) Consists of shares held by Jibon Trust of which Brendan Macpherson, Ms. Macpherson’s husband, is the trustee.

(3) Lawrence Collie is the director of Rezeruace Investments Ltd. and has voting and dispositive control over the shares held by Rezeruace Investments.

Changes in Control

At the closing under the Share Exchange Agreement on November 14, 2013, the Registrant acquired all of the issued and outstanding shares of common stock of Banjo & Matilda in exchange for 18,505,539 shares of the Registrant’s common stock. Prior to the closing of the share exchange transaction, and pursuant to a letter of intent entered into between Banjo & Matilda and the Registrant on July 12, 2013, the Registrant declared and paid a stock dividend of four shares of common stock for every one share of common stock owned by stockholders of record at the close of business on October 3, 2013. As a result of the stock dividend the number of shares of the Registrant issued and outstanding shares increased from 11,500,000 shares to 57,500,000 shares. However, in October 2013 our then majority shareholder, Bradley Miller, entered into a Stock Purchase Agreement with Karolus Maximus Kapital, LLC (“Karolus”), pursuant to which Karolus agreed to purchase from Mr. Miller his 49,569,055 shares of the Registrant’s common stock (the “Miller Shares”) for $75,000 and the transfer from an affiliate of Karolus of 400,000 shares of the Registrant’s common stock to Nicole Stacy. Mr. Miller agreed that in lieu of transferring the Miller Shares to Karolus he would instead contribute them to the capital of the Registrant prior to the closing of the share exchange. As a result, after the closing of the share exchange the Registrant now has 26,436,484 shares issued and outstanding of which 70%, or 18,505,539 shares, will be owned by the shareholders of Banjo & Matilda.

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On November 14, 2013, the date of the closing of the share exchange transaction, the Registrant’s directors, Jared Robinson and Neil Kleinman, resigned from the Board and immediately prior to such resignation they appointed Brendan Macpherson and Belinda Storelli Macpherson, both officers of Banjo & Matilda, to fill the vacancies from the resignations. In addition, at the Share Exchange Closing, Mr. Robinson resigned as our Chief Executive Officer and Mr. Kleinman resigned as our Secretary and the Board appointed Mr. Brendan Macpherson as our Chief Executive Officer and Secretary, Ms. Belinda Storelli Macpherson as our Chief Creative Officer and Robert Dardano as our Interim Chief Financial Officer. For information concerning our new directors and executive officers, see Item 2.01 – “Directors and Executive Officers.”

On November 15, 2013, pursuant to an employment agreement between the Registrant and its Chief Executive Officer, Brendan Macpherson, the Board of Directors authorized 1,000,000 shares of preferred stock with each share having 100 votes which voting power continues until Mr. Macpherson’s employment agreement expires or terminates. Upon the filing of a certificate of designation for such preferred shares and the subsequent issuance of such shares, Mr. Macpherson will have voting control of the Registrant.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

•	have equal ratable rights to dividends;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and,

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Registrant’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Registrant’s securities.

Non-cumulative voting

Holders of shares of the Registrant’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. As a result of the issuance of shares under the Share Exchange Agreement, Brendan Macpherson, our Chief Executive Officer and a director, and Raymond Key each own 12,332,561shares and 5,014,582 shares, respectively, and together they own approximately 65.6% of the outstanding shares of our common stock.  As a result, Messrs. Macpherson and Key have the ability to control the policies and management of the Registrant, as well as determine matters requiring stockholder approval, including decisions regarding mergers, consolidations, the sale of all or substantially all of our assets, election of directors and other significant corporate actions.

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Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Registrant’s board of directors and will depend upon its earnings, if any, its capital requirements and financial position, its general economic conditions, and other pertinent conditions. It is the Registrant’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

In connection with the employment agreement with Brendan Macpherson, the Board of Directors of the Registrant will be designate 1,000,000 shares as a “Control Series” of Preferred Stock” (or such other name as the Board may adopt). All of the shares of the “Control Series” of Preferred Stock” will be issued to Mr. Macpherson as a signing bonus under his employment agreement. The holders of the Control Series of Preferred Stock will (a) vote on all other matters to come before the stockholders with the holders of the Common Stock as a single class, (b) have one hundred (100) votes per share, and (c) not have preemptive rights. Upon the expiration or termination of Mr. Macpherson’s employment agreement, the Control Series will automatically be cancelled and will be returned to the authorized but unissued preferred stock. The Control Series of Preferred Stock will not be entitled to receive any dividends or any payments upon a event of a liquidation, dissolution, or winding up of the Registrant.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Registrant’s stock is eligible for quotation on the OTC Market under the symbol “BANJ”, and prior to November 14, 2013 the stock was quoted under the symbol “ESRN.” There are no outstanding options or warrants to purchase, or securities convertible into, our common stock.

The following table reflects the (i) high and low quarterly bid prices for the fiscal year ended December 31, 2011 and December 31, 2012 and (ii) high and low quarterly sales prices fiscal quarters ended March 31, 2013 and June 30, 2013.  This information was provided to us by the Financial Industry Regulatory Authority and the Internet. These quotations reflect inter-dealer prices, without retail mark-up or mark-down or commissions. These quotations may not necessarily reflect actual transactions.

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Period	High Sale	Low Sale
First Quarter 2013	$1.20	$0.40
Second Quarter 2013	$1.10	$0.52
Third Quarter 2013	$1.00	$0.51

Period	High Bid	Low Bid
First Quarter 2012	$0.30	$0.30
Second Quarter 2012	$0.30	$0.30
Third Quarter 2012	$0.30	$0.30
Fourth Quarter 2012	$0.30	$0.30

Period	High Bid	Low Bid
First Quarter 2011	–	–
Second Quarter 2011	$0.25	$0.03
Third Quarter 2011	$0.12	$0.12
Fourth Quarter 2011	$0.12	$0.12

Our Transfer Agent

We have appointed Olde Monmouth Stock Transfer Company, with offices at 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716, phone number 732-872-2727, as transfer agent for our shares of common stock. The transfer agent is responsible for all record-keeping and administrative functions in connection with our shares of common stock.

Holders

There are 124 holders of record for the Registrant’s common stock.  There are a total of 26,436,484 shares of common stock outstanding of which 12,332,561 are issued to a trust controlled by Brendan Macpherson, our Chief Executive Officer and director.

Dividends

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Penny Stock Regulations

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The Registrant’s common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

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For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule required by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that the Registrant’s common stock will qualify for exemption from the Penny Stock Rule. Even if the Registrant’s common stock were exempt from the Penny Stock Rule, the Registrant would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Rule 144

Prior to completion of the closing under the Share Exchange Agreement, the Registrant was considered a shell company.  As a result, the Registrant is subject to the provisions of Rule 144(i) which limit reliance on Rule 144 by shareholders owning stock in a shell company (or a former shell company).  Under current interpretations, unregistered shares issued after the Registrant first became a shell company cannot be resold under Rule 144 until the following conditions were met:

•	The registrant ceases to be a shell company;

•	The Registrant remains subject to the Exchange Act reporting obligations;

•	The Registrant files all required Exchange Act reports during the preceding 12 months; and

•	At least one year has elapsed from the time the Registrant files “Form 10 information” reflecting the fact that the Registrant ceased to be a shell company.

Consequently, until the first anniversary of the filing of this Current Report on Form 8-K, holders of the Registrant’s common stock cannot rely on Rule 144 to sell restricted shares of common stock.

Securities Authorized for Issuance under Equity Compensation Plans

The Registrant does not have any equity compensation plans and accordingly there are no shares authorized for issuance under an equity compensation plan.

RECENT SALES OF UNREGISTERED SECURITIES

On November 14, 2013, the Registrant issued an aggregate of 18,505,539 shares of the Registrant’s common stock to the shareholders of Banjo & Matilda in connection with the closing under the Share Exchange Agreement in exchange for all of the outstanding shares of common stock of Banjo Matilda.

On November 15, 2013, the Registrant agreed to issue to Brendan Macpherson 1,000,000 shares of the Registrant’s common stock and will issue, upon filing of a certificate of designation, 1,000,000 shares of preferred stock. These securities will be issued as a signing bonus under Mr. Macpherson’s employment agreement which he and the Registrant entered into on November 15, 2013.

On November 15, 2013, the Registrant agreed to issue to Belinda Storelli 400,000 shares of the Registrant’s common stock. These shares will be issued as a signing bonus under Ms. Macpherson’s employment agreement which she and the Registrant entered into on November 15, 2013.

The securities described above were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under its Articles of Incorporation and Bylaws, the Registrant may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. The Registrant may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, the Registrant must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to its directors, officers or persons controlling the Registrant pursuant to provisions of its certificate of incorporation, bylaws, Nevada law or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL PROCEEDINGS

Each of the Registrant and Banjo & Matilda is not party to any pending litigation and no such litigation is contemplated or threatened by either the Registrant or Banjo & Matilda.

Item 3.02  Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth Item 2.01 of this Current Report under the caption “Recent Sales of Unregistered Securities,” which disclosure is incorporated by reference into this section.

The Registrant’s offer and sale of the shares of common stock to the shareholders of Banjo & Matilda and the issuance of shares to Brendan Macpherson and Belinda Storelli Macpherson under their respective employment agreements were exempt under Section 4(2) of the Securities Act because the transaction by the Registrant did not involve a public offering. The offering was not a “public offering” (as defined in Section 4(2)) due to the insubstantial number of persons involved in the issuance, the size of the offering and the manner of the offering. Based on an analysis of these factors, the Registrant has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

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Item 5.01  Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the issuance of shares under the Share Exchange Agreement, Brendan Macpherson, the controlling shareholder of Banjo & Matilda, and Raymond Key beneficially owns approximately 38.6% and 19.0%, respectively, of the Registrant’s common stock, and as a result they have the ability to control the policies and management of the Registrant, as well as determine matters requiring stockholder approval, including decisions regarding mergers, consolidations, the sale of all or substantially all of our assets, election of directors and other significant corporate actions. Upon the issuance of the super voting preferred stock to Brendon Macpherson under his employment agreement, Mr. Macpherson will have voting control of the Registrant.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2013, in conjunction with the Registrant’s acquisition of Banjo & Matilda pursuant to the Share Exchange, (i) Brendan Macpherson became a director, Chief Executive Officer and Secretary of the Registrant, (ii) Belinda Storelli Macpherson, the Wife of Brendan Macpherson, became a director and the Chief Creative Officer of the Registrant and (iii) Robert Dardano became the Interim Chief Financial Officer. Each of Jared Robinson and Neil Kleinman resigned as officers and directors of the Registrant.

Brendan Macpherson is the husband of Belinda Storelli Macpherson. Brendan Macpherson and Belinda Storelli Macpherson shall each serve as a director and an officer of the Registrant until their successors are duly elected and qualified. Ms. Macpherson has, nor has had in the past five (5) years, a directorship with any public company. Mr. Macpherson was a Director of Artists & Entertainment Group, an Australian listed company (ASX: AEM). Mr. Macpherson in or about October 2008. Since January 1, 2012, neither Mr. Macpherson nor Ms. Macpherson has engaged in any transactions with the Registrant which would be required to be reported under Item 404(a) of Regulation S-K.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 8, 2013 the Registrant merged its wholly-owned Nevada subsidiary, Banjo & Matilda, Inc. with and into itself (with the registrant being the surviving corporation), and in connection with such merger changed its name from Eastern World Solutions Inc. to that of the subsidiary, Banjo & Matilda, Inc. Except for the change in the Company's name, there were no other changes to the registrant’s Articles of Incorporation. A copy of the Articles of Merger is attached hereto as Exhibit 3.2.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Banjo & Matilda Pty Ltd Certificate of Registration
3.2	Articles of Merger
3.3	Banjo &Matilda (USA) Certificate of Incorporation
10.1	Share Exchange Agreement dated as of November 14, 2013 by and among the Registrant, Banjo & Matilda Pty Ltd and the shareholders of Banjo & Matilda Pty Ltd
10.2	76 William Street Lease
10.3	Intellectual Property Sale Agreement, dated February 26, 2013, by and between Harboursafe Holdings and Banjo & Matilda Pty Ltd
10.4	Loan Facility Agreement made as of July 1, 2013 by and between Harboursafe Holdings and Banjo & Matilda Pty Ltd
10.5	Loan Facility Agreement, dated November 3, 2013, by and between Raymond Key and Banjo & Matilda Pty Ltd
10.6	Employment Agreement, dated November 15, 2013, by and between the Registrant and Brendan Macpherson
10.7	Employment Agreement, dated November 15, 2013, by and between the Registrant and Belinda Macpherson
21.1	List of Subsidiaries
99.1	Audited Financial Statements of Banjo & Matilda Pty Ltd. for the years ended June 30, 2013 and June 30, 2012
99.2	Unaudited Pro Forma Financial Information

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANJO & MATILDA, INC.

Dated: November 18, 2013	By:	/s/ Brendan Macpherson
Name: Brendan Macpherson
Title: Chief Executive Officer

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